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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2002

SPECTRIAN CORPORATION
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-24360 (Commission File Number)	77-0023003 (I.R.S. Employer Identification No.)

350 West Java Drive, Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)

(408) 745-5400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On May 19, 2002, Spectrian Corporation, a Delaware corporation ("Spectrian"), entered into a definitive agreement (the "Merger Agreement") with REMEC, Inc., a California corporation (the "REMEC") and Reef Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of REMEC ("Merger Sub"), pursuant to which REMEC will acquire Spectrian by a merger of Merger Sub with and into Spectrian ("Merger").

        In connection with the Merger Agreement, Spectrian and Mellon Investor Services, L.L.C. executed the First Amendment to Rights Agreement ("Rights Agreement") dated May 19, 2002 ("Amendment"), which provides that, among other things, (i) neither REMEC nor any of its Affiliates (as defined in the Merger Agreement) shall be deemed to be an Acquiring Person (as defined in the Rights Agreement); and (ii) neither a Distribution Date nor Shares Acquisition Date (as each is defined in the Rights Agreement) shall be deemed to occur and the Company Rights will not separate from the shares of Company Common Stock, in each case as a result of the execution, delivery or performance of the Merger Agreement, the Voting Agreements (as defined in the Merger Agreement) or the public announcement or consummation of the Merger, or the other transactions contemplated by the Merger Agreement or the Voting Agreements. A copy of the Amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

        The foregoing descriptions of the Amendment are qualified in their entirety by reference to the attached exhibit.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit	Description
99.1	First Amendment to Rights Agreement by and between Mellon Investor Services, L.L.C. and Spectrian Corporation dated May 19, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2002

SPECTRIAN CORPORATION

By:	/s/ THOMAS H. WAECHTER Thomas H. Waechter President and Chief Executive Officer
By:	/s/ MICHAEL D. ANGEL Michael D. Angel Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

SPECTRIAN CORPORATION
FORM 8-K
INDEX TO EXHIBITS

Exhibit	Description
99.1	First Amendment to Rights Agreement by and between Mellon Investor Services, L.L.C. and Spectrian Corporation dated May 19, 2002.

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SIGNATURES
SPECTRIAN CORPORATION FORM 8-K INDEX TO EXHIBITS